UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12201 Technology Boulevard, Suite 150

Austin, Texas 78727

(Address of principal executive offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, Valence Technology, Inc. (the “Company”) announced the appointment of Galen H. Fischer, CPA, as Chief Financial Officer of the Company, effective March 3, 2008.

Prior to joining the Company, Mr. Fischer, 51, served as the Senior Corporate Controller of Motive, Inc., (OTC: MOTV), a public software and services company, from February 2007 to February 2008.  Prior to that, Mr. Fischer served as the Senior Vice President to Finance of United Devices, Inc., a private early-stage software company, from December 2005 to February 2007.  From May 1999 to December 2005, Mr. Fischer served as a Chief Financial Officer Consultant for Virtualcfo, Inc., a consulting company that provides strategic and other financial and business-related services to a broad range of both public and private companies.  Mr. Fischer is a CPA and holds a Bachelors of Business Administration in Accounting from Texas State University and a Masters of Business Administration from The University of Texas at Austin.

The Company and Mr. Fischer entered into an employment letter agreement specifying certain matters regarding his employment, effective March 3, 2008.  Mr. Fischer will receive an annual salary of $185,000.  In addition, Mr. Fischer will be eligible for consideration of an annual bonus.  Any bonus will be at the discretion of the Company’s compensation committee.  As an inducement to his employment, Mr. Fischer will be granted stock options to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the effective date of the grant, which is expected to be Monday, March 3, 2008, Mr. Fischer’s first date of employment.  The options will vest over a four year period, with twenty-five percent of the options vesting on the first anniversary of his commencement of employment and the remaining options vesting in equal installments quarterly over the next three years.  In the event that Mr. Fischer is terminated without cause, Mr. Fisher’s options will immediately vest and become exercisable on the date of termination, and the Company will be required to pay Mr. Fischer three months salary.

The summary of the terms of the employment agreement with Mr. Fischer is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On February 15, 2008, the Company and Thomas F. Mezger, the Company’s former Chief Financial Officer, terminated Mr. Mezger’s employment letter agreement dated September 9, 2005.  In connection therewith, the Company entered into a Severance Agreement and Release (the “Severance Agreement”).  The Severance Agreement provides that the Company will pay Mr. Mezger three months of his current base salary, in accordance with the terms of his previous employment letter agreement, plus an additional cash payment equal to two months of his current base salary.  In addition, in accordance with the terms of his previous employment letter agreement, all of the options originally granted to Mr. Mezger as an inducement to his hiring have been accelerated and are now fully vested.  The Company also agreed to pay Mr. Mezger’s COBRA premiums through July 15, 2007.

The Company and Mr. Mezger have entered into a consulting agreement, pursuant to which Mr. Mezger will provide financial accounting and other services to aid in the Company’s transition to a new Chief Financial Officer.

Item 7.01.                  Regulation FD Disclosure

On February 19, 2008, the Company issued a press release titled “Valence Announces Senior Management Change,” a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1                                          Employment Letter Agreement by and between Valence Technology, Inc. and Galen H. Fischer.

Exhibit 99.1                                          Press Release, dated February 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: February 19, 2008	By:	/s/ Roger Williams
Roger Williams
General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1                                    Employment Letter Agreement by and between Valence Technology, Inc. and Galen H. Fischer.

Exhibit 99.1                                    Press Release, dated February 19, 2008.